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                                                                   EXHIBIT 10.3


NATIONSBANK,  N.A.

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of June 11, 1999, by and between NationsBank, N.A., a national banking association ("Bank") and the Borrower described below.

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         I. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

            A. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section III.H. hereof.

            B. [Intentionally deleted]

            C. AUTHORIZED REPRESENTATIVE. Authorized Representative means any of the President, Chief Executive Officer, the Treasurer, the Secretary, and, with respect to financial matters, the Chief Financial Officer or Controller of the Borrower, as the case may be, or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower.

            D. BASIS POINT. Basis Point means the amount equal to .01%. (By way of example, 50 Basis Points shall be equal to one half of one percent, or .5%).

            E. BORROWER: Insurance Management Solutions Group, Inc., a Florida corporation, Insurance Management Solutions, Inc., a Florida corporation, Geotrac of America, Inc., a Florida corporation, IMS Direct, Inc., a Florida corporation, Colonial Claims Corporation, a Florida corporation, and any and all Subsidiaries, existing now or acquired in the future.

            F. BORROWER'S ADDRESS: Corporate Headquarters: 360 Central Avenue, St. Petersburg, Florida 33701.

            G. BUSINESS DAY: Business Day means any day which is not a Saturday, Sunday or a day on which banks in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed.

            H. CASH FLOW: Cash flow means earnings before interest expense, taxes and lease expenses based upon the previous four quarters.

            I. CURRENT ASSETS. Current Assets means the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets.

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            J. CURRENT LIABILITIES. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

            K. [Intentionally omitted]

            L. EBITDA. EBITDA means (i) Net Income (or Net Loss) plus (ii) interest expense plus (iii) state and federal taxes on income plus
         (iv) depreciation and amortization, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis. EBITDA will be computed on a rolling four quarter basis and shall include the EBITDA of each acquisition as if such acquisition had been owned for an entire twelve (12) month time period.

            M. FIXED CHARGE COVERAGE RATIO. Fixed Charge Coverage Ratio means the ratio of [the sum of EBITDA plus lease expenses, less distributions, plus cash capital contributions] all divided by [the sum of interest expense, current maturities of long term debt, and capital and operating leases].

            N. FIXED CHARGES. Fixed Charges means interest and capital and operating lease expense based on the previous four quarters.

            O. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. GAAP means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or successor organization and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

            P. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

            Q. INTEREST BEARING DEBT. Interest Bearing Debt means the sum of any principal outstanding under the Loan, plus any and all other interest bearing debt now existing or existing in the future, all as defined by Generally Accepted Accounting Principles, computed on a consolidated basis (including, but not limited to, term loans and lines of credit).

            R. INTEREST RATE PROTECTION AGREEMENT. Interest Rate Protection Agreement means any and all interest rate swap agreements, interest cap agreements, interest rate collar agreements, exchange agreements, forward currency exchange agreements, forward rate currency or interest rate options, foreign currency hedge, or any similar agreements or arrangements entered into by Borrower and Bank in connection with the Loan to hedge the risk of variable interest rate volatility or fluctuations of interest rates, as such agreements or arrangements may be modified, supplemented, and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations, or assignments of any of the foregoing.

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            S. LOAN. Any loan described in Section II hereof and any subsequent loan which states that it is subject to this Loan Agreement.

            T. LIBOR RATE. LIBOR Rate means the offered rate for deposits in United States dollars in the London Interbank market for a one month period which appears on the Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the date that is two London Banking days (as defined herein) preceding the first Banking Business Day (as defined herein of the Interest Period. If at least two such offered rates appear on the Telerate Screen Page 3750, the rate will be the arithmetic mean of such offered rates. The Lender may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Lender may, in its discretion, use rate quotations for daily or annual period in lieu of quotations for substantially equivalent monthly periods.

               a. "Business Banking Day" shall mean each day other than a
            Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

               b. "Interest Period" shall mean each period commencing on each
            Interest Rate Adjustment Date and ending on the next Interest Rate Adjustment Date.

               c. "Interest Rate Adjustment Date" shall mean the 5th day of
            July, 1999 and the 5th day of each month thereafter.

               d. "London Banking Day" shall mean each day other than a
            Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

            U. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

            V. NET WORTH. Net Worth means the total net worth of Borrower, subsidiaries and any acquired entities.

            W. OBLIGATIONS: Obligations means the obligations, liabilities and indebtedness of the Borrower with respect to (i) the principal and interest on the Loans and (ii) the payment and performance of all other obligations, liabilities and indebtedness of the Borrower and any Subsidiary to the Bank hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

            X. PERSON: Person means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

            Y. SUBSIDIARY: Subsidiary means any corporation or other entity (i) in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower.




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         II. LOANS.

             A. LOAN. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Bank hereby agrees to make a loan or loans to Borrower in the maximum aggregate principal amount of Twelve Million Dollars ($12,000,000.00). The obligation to repay the loan is evidenced by a promissory note or notes dated of even date herewith (the promissory note or notes together with any other promissory notes heretofore or hereafter executed by Borrower in favor of Bank and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth herein and in the Note.

             B. PURPOSE OF LOAN. Borrower hereby covenants and warrants to Bank that all loan proceeds of the Note shall be used for refinance of existing debt, general corporate purposes, future corporate acquisitions and the start-up of new offices and working capital, as well as provide additional short term working capital.

             C. SECURITY FOR THE LOAN. This loan shall be secured by a first priority security interest in all of Borrower' business assets, including, but not limited to, accounts receivable, chattel paper, inventory, equipment, contract rights and general intangibles owned by each and every one of the Borrowers or hereafter acquired and all replacements and substitutions thereof, as well as proceeds therefrom.

             D. REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds. Borrower may borrow, repay, and re-borrow under the Loan at any time, up to a maximum aggregate amount outstanding at any one time equal to the amount of the Loan as set forth in subsection A above; provided, however, that Borrower is not in Default under any provision of the Note, any other Loan Documents, or any other obligation of Borrower to Bank, and provided the borrowings do not exceed any other limitations on borrowings by Borrower. Bank shall have no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank's records of the amounts borrowed from time to time shall be conclusive proof thereof.

             E. REPAYMENT OF THE LOAN. Interest shall be paid monthly commencing on August 5, 1999, and continuing on the fifth (5th) day of each successive month thereafter. Principal payments may be paid at any time; provided, however, that all unpaid principal shall be paid in full when the Facility matures on July 5, 2001 (the "Maturity Date").

             F. RATE. Interest shall accrue on the unpaid balance of the Facility at the LIBOR Rate (as defined herein) plus the Applicable Margin, calculated in accordance with the requirements set out below.

                1. Applicable Margin. The Applicable Margin shall be a function of the Borrower's ratio of Interest Bearing Debt divided by EBITDA and shall be calculated quarterly based upon the Borrower's internally-prepared financial statement or if available, Borrower's annual audited financial statement. Upon Bank's receipt of said financial statement, Bank shall calculate the Applicable Margin and inform Borrower of same.

The monthly interest payment shall be adjusted and the adjusted Applicable Margin shall be in effect on

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the first day of the month immediately following receipt of the financial information for the preceding fiscal quarter.

The Interest Bearing Debt portion of the calculation will be determined based on the then-current quarter end; whereas the EBITDA portion of the calculation will be determined based on the previous four fiscal quarters.

                2. Quarterly Adjustment:

                   (1) If the ratio of Interest Bearing Debt to EBITDA
                       (hereafter, "IBD/EBITDA") is less than 1.00 to 1.00, the Applicable Margin for the LIBOR Rate shall be one hundred seventy-five Basis Points (1.75%).

                   (2) If the ratio of IBD/ EBITDA is greater than 1.00 to 1.00
                       (inclusive) and less than 1.50 to 1.00, the Applicable Margin for the LIBOR Rate shall be two hundred Basis Points (2.00%).

                   (3) If the ratio of IBD/ EBITDA is greater than 1.50
                       (inclusive) to 1.00 and less than 2.00 (inclusive) to 1.00, the Applicable Margin for the LIBOR Rate shall be two hundred twenty-five Basis Points (2.25%).

            G. ADVANCES. Advances under the Note shall be made by telephone (confirmed in writing) electronically via Autoborrow, facsimile or written communication to Bank from any Authorized Representative; provided, however, that Bank shall have the right to rely upon telephonic representations that the person claiming to be an Authorized Representative is, in fact, that person. Unless otherwise agreed by the Bank, all advances under the Note will be made by way of a credit into Borrower's demand deposit account maintained at the Bank. Each advance will be subject to the Borrower' Borrowing Base (as defined below), a certified statement of which will be submitted no less than quarterly. To the extent that the total advances outstanding hereunder at any time exceed the Borrowing Base formula, Borrower shall immediately prepay this Loan to such extent.

            H. AVAILABILITY OF FUNDS. Notwithstanding the maximum amount of the Loan, as stated above, the total advances outstanding under the Loan at any time shall not exceed the lesser of: (i) $12,000,000.00; or (ii) an amount which is equal to two times the rolling four (4) quarter EBITDA of Borrower (the "Borrowing Base").

            I. UNUSED COMMITMENT FEE. Beginning on October 15, 1999, and as additional consideration for the making of this Loan, Borrower shall pay to Bank an additional fee equal to [$12,000,000 minus the average daily principal amount outstanding under the Loan for the calendar quarter ending September 30, 1999] multiplied by a specific number of Basis Points (determined on an annual basis), depending on the ratio of IBD/ EBITDA, as more specifically set forth below:

               a. If the ratio of IBD/ EBITDA is less than 1.00 to 1.00: ten Basis Points (.10%).

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               b.  If the ratio of IBD/ EBITDA is greater than 1.00 to 1.00
                   (inclusive) and less than 1.50 to 1.00: twenty-five Basis Points (.25%).

               c. If the ratio of IBD/EBITDA is greater than 1.50 (inclusive) to 1.00 and less than 2.00 (inclusive) to 1.00: thirty-seven and one-half Basis Points (.375%).

Thereafter, for so long as the Loan is in place, Borrower shall pay a fee on a quarterly basis, determined in accordance with the above formula, which shall be due within 15 days from the end of said calendar quarter.

            J. CONDITIONS TO FIRST ADVANCE. The obligation of the Bank to make the initial advance under the Loan is subject to the conditions precedent that the Bank shall have received on the Closing Date, in form and substance satisfactory to the Bank, the following:

               1. Executed originals of each of this Agreement, the Note and the other Loan Documents, together with any and all schedules and exhibits thereto.

               2. Written opinion of counsel to the Borrower dated as of the Closing Date, addressed to the Bank and satisfactory to Tew, Zinober, Barnes, Zimmet & Unice, special counsel to the Bank.

               3. Resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each member of Borrower certified by its respective secretary or assistant secretary or other appropriate official as of the Closing Date, approving and adopting the Loan Documents and authorizing the execution and delivery thereof.

               4. Specimen signatures of officers of the Borrower executing the Loan Documents on behalf of such Person, certified by the respective secretary or assistant secretary or other appropriate official of the Borrower.

               5. The charter documents of the Borrower certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation.

               6. The By-laws (including any amendments thereto) of the Borrower certified as of the Closing date as true and correct by the respective secretary or assistant secretary of the Person to whom such by-laws relate.

               7. Certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to the due existence and good standing of the Borrower.

               8. Appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could materially adverse affect the business, operations or conditions, financial or otherwise, of the Borrower.

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                9. Evidence of insurance required by the Loan Documents.

               10. All fees payable by the Borrower on the Closing Date to the Bank.

               11. With respect to real and personal property owned by Borrower or any member of the Borrower, evidence as to the validity, enforceability and priority of Bank's security interest therein and that there are no priority security interests in any of the assets of Borrower except as specifically acknowledged and approved by Bank.

               12. Such other documents, financial statements, notices, instruments, certificates and opinions as the Bank may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby, or have been recorded or filed in all necessary places and sent to or received by all necessary persons, as the case may be.

            K. CONDITIONS TO EACH ADVANCE. Prior to the disbursement by the Bank of any advances to Borrower under this Loan, the Bank shall have determined that there exist no event of default which has not been cured during any applicable curative period; the representations and warranties contained in the Loan documents shall be true and accurate as of the date of such advance; there shall have occurred no material adverse change in the financial condition of the Borrower or any other person liable for repayment of the Loan; and the Bank shall have determined that the prospect of payment or performance of the Loan has not been materially impaired.

            By making request for any advance, Borrower shall be deemed to acknowledge that the representations and warranties of the Borrower set forth in Article III hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional advance with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements shall be deemed to be those financial statements most recently delivered to the Bank.

         III. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

              A. GOOD STANDING. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

              B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

              C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

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              D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

              E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

              F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank, those in favor of Huntington Bank which liens will be satisfied in connection with the closing of this Loan, and except and as disclosed to Bank in writing prior to the date of this Agreement.

              G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which it is required to file.

              H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since March 31, 1999. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

              I. PLACE OF BUSINESS. Borrower's chief executive office is located at 360 Central Avenue, St. Petersburg, Florida, 33701.

              J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

              K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

          IV. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

              A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows,

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determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                 1. Borrower shall maintain a ratio of total liabilities to Net Worth of not greater than 1.0 to 1.0. This ratio will be tested quarterly.

                 2. Borrower shall maintain at all times a ratio of Cash Flow to Fixed Charges of not less than 2.5 to 1.0.

                 3. Borrower shall maintain at all times a ratio of Interest Bearing Debt divided by EBITDA not greater than 2.0 to 1.0. This ratio will be tested quarterly and calculated on a rolling four (4) quarter basis.

              B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

                 1. Furnish to Bank internally prepared financial statements of Borrower for each quarter on a combined basis, certified by an Authorized Representative, within 45 days after the close of each such fiscal quarter, including a balance sheet and income statement for the quarter and cumulative year to date.

                 2. Furnish annually to Bank audited and combined financial statements (including a balance sheet, and statements of financial condition, income, cash flows and changes in shareholders' equity), prepared by an independent certified public accountant acceptable to Bank, for each fiscal year of Borrower, within ninety (90) days after the close of the Borrower's fiscal year certified by an Authorized Representative.

                 3. Furnish to Bank on a quarterly basis, within 45 days of the end of each quarter of Borrower, a borrowing base certificate in the form of that attached hereto as Exhibit "A" identifying i) availability for borrowing based on the Interest Bearing Debt to EBITDA ratio as set out in Section
II.F. herein, and ii) the financial covenants required under Section IV.A.
herein.

                 4. Furnish to Bank a compliance certificate for in the form of that attached hereto as Exhibit "B" (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan

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Documents, including computations of all quantitative covenants.

                 5. Furnish to Bank promptly copies of all significant servicing contracts within thirty (30) days of its execution.

                 6. Inform Bank promptly of any actual or potential contingent liabilities in the aggregate amount of $100,000.00.

                 7. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

              C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

              D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

              E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents, (iv) any loss of any contract that makes up ten percent (10%) or more of Borrower's revenue and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000.00.

              F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

              G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

              H. ENVIRONMENTAL. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss

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or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

              I. INTEREST RATE PROTECTION AGREEMENTS. Borrower shall duly punctually perform all covenants, terms and agreements expressed as binding upon Borrower under any Interest Rate Protection Agreements. Borrower acknowledges that Borrower's obligations under any Interest Rate Protection Agreements are obligations may be secured by the collateral identified in the Security Agreement. Further, Borrower acknowledges and agrees that the occurrence of any event of default or defaults under any Interest Rate Protection Agreement shall be a default under this Agreement, and vice versa.

           V. NEGATIVE COVENANTS.

              A. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower, individually or collectively, will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                 1. CAPITAL EXPENDITURES. Make capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate the sum of $3,000,000.00.

                 2. TRANSFER OF ASSETS . Sell, lease, assign or otherwise dispose of or transfer any assets greater than $500,000.00 net book value, except in the normal course of its business.

                 3. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                 4. EXTENSIONS OF CREDIT. Make or permit any Subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any Subsidiary to purchase or other wise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

                 5. BORROWINGS. Except for capital and operating leases of up to $1,000,000.00, create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                 6. DIVIDENDS AND DISTRIBUTIONS. Make any distribution or dividends payable in cash or capital stock of Borrower on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock or any partnership interest in Borrower when Interest Bearing Debt to EBITDA exceeds 1.0 either before or as a result of the distribution and based on the formula provided in the financial covenant section herein.

                 7. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

              B. 1. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower shall not enter into any acquisition, merger, or consolidation having a value in excess of $1,000,000.00, unless the following conditions/requirements are satisfied:

-------------------------------------------------------------------------------------------------------------
Size of proposed acquisition,             Requirements/conditions
merger or consolidation
-------------------------------------------------------------------------------------------------------------
$0 - $1,000,000                           Bank approval not required.
-------------------------------------------------------------------------------------------------------------
$1,000,001 - $5,000,000                   The Bank must review the proposed transaction and determine that it is in compliance with all other covenants (on a projected basis)
                                          and consistent with Borrower's existing operations.  If any projected covenant will not be in compliance as a result of the proposed transaction, or if the proposed transaction is inconsistent with existing operations, Bank must approve the proposed
                                          transaction.
-------------------------------------------------------------------------------------------------------------
$5,000,001 - $10,000,000                  The Bank must review the proposed transaction and determine that it is in compliance with all other covenants (on a projected basis)
                                          and consistent with Borrower's existing operations.  If the projected ratio of Interest Bearing Debt to EBITDA resulting from the transaction will be greater than 1.5 to 1.0, or if any other projected covenant will not be in compliance as a result of the proposed transaction, or the proposed transaction is inconsistent with existing operations, the Bank must approve the proposed transaction and
                                          Borrower may be required by Bank, to provide to Bank, a fairness opinion from an investment banking firm acceptable to Bank.
-------------------------------------------------------------------------------------------------------------
$10,000,000 or more                       Bank approval and fairness opinion may be  required.
-------------------------------------------------------------------------------------------------------------

                 2. [Purposely Omitted]

              C. In the event of any incorporation (or other formation), acquisition, merger or consolidation which results in a new entity which is not one of the Borrowers then in effect, Borrower shall cause such new entity, within thirty (30) days of the closing of the transaction, to formally join in the execution of this Loan Agreement, and to execute such documents as may be necessary for any such new entity to pledge all of its assets to Bank, it being the intent of the parties that each Borrower, and all Subsidiaries of each Borrower, shall be jointly and severally liable for the Loan and all their respective assets shall act as collateral therefore. Upon joinder, the term "Borrower" shall be read to include any and all new entities. Any such new entity (together with any existing Borrower) shall sign such joinder documents and financing statements as Bank may require, and in such form as the Bank may require, in Bank's reasonable discretion. Any outside legal fees incurred by Bank shall be reimbursed by Borrower. Any breach of this joinder obligation shall constitute a default under this Agreement.

          VI. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation. Notwithstanding the above, Borrower shall have a period of ten (10) days to cure any default based on Borrower's failure to pay any monetary obligation due to Bank and thirty
(30) days from the date of written notice from Bank to Borrower to cure any other default by Borrower before Bank may pursue its remedies.

         VII. CROSS-DEFAULT PROVISION. Borrowers jointly and severally acknowledge and agree that a breach of any term, condition, warranty or covenant herein by Borrower shall constitute a default under this Loan Agreement. Furthermore, any breach of or default under this Loan Agreement automatically shall constitute a default under all the other Loan Documents incident to this Facility; similarly, any breach or default by Borrowers under any of the Loan Documents shall be deemed a default under all the other Loan Documents and under this Loan Agreement. A default by Borrower under any loan (term, line of credit or otherwise) with Bank shall constitute a default under this Loan Agreement and all other Loan Documents incident to this Facility, and a default under this Loan shall constitute a default under any other loan from Bank to Borrowers. Upon any such breach or default, Bank shall have the right to exercise any and all remedies allowable under the documents and under Florida law, and may proceed under any document or may proceed to exercise any specific remedy without being required to resort to any other remedy allowable by law or under any specific loan document. Borrower, jointly and severally, agree to pay to Bank all costs of collection in the event of any such breach or default, including, without limitation, a reasonable attorneys' fee for Bank's legal counsel as provided in the Loan Documents.

        VIII. CROSS-COLLATERALIZATION PROVISION. The Collateral for this Loan also shall act as collateral for any future loan from Bank to Borrowers, upon written notice from Bank to Borrowers, at any time, the collateral for any future loan (or any collateralized Interest Rate Protection Agreement) from Bank to Borrowers also shall secure this Loan.

          IX. REMEDIES UPON DEFAULT.

              A. If an event of default shall occur, and except as provided in
Section VI above, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

              B. Borrower shall have no right of setoff against Bank under the Loan or under this Agreement or under any instruments securing the Note or executed in connection with the Loan. Bank, however, shall have the right, in addition to all other remedies provided herein or at law, immediately and without further action by it, to setoff against the Note or otherwise under this Agreement all monies owned, if any, by Bank in any capacity to Borrower, whether or not then due. In the event the Federal Deposit Insurance Corporation ("FDIC") shall assume control of Bank and seize any deposits of Borrower, the amounts seized shall reduce the indebtedness of Borrower under the Note and this Agreement.

           X. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

           Borrower:
           c/o Insurance Management Solutions Group, Inc., a Florida corporation 360 Central Avenue
           St. Petersburg, Florida 33701
           Fax. No. (727) 803-2093
           Attn: Mr. Kelly K. King

           Bank: NationsBank, N.A.
           18167 US Hwy 19 North, Suite 600
           Clearwater, Florida 33764-6575
           Attn: Linda K. Mace
           Fax: (727) 524-1193

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

              A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

              B. If sent by any other means , upon delivery.

          XI. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         XII. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

              A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

              B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida (without regard to choice of law principles) and applicable United States federal law.

              C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

              D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

              E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

              F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

              G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

              H. REFINANCE. In the event Borrower enters into negotiations with another financial institution to "take out" or otherwise refinance the Loan, Borrower hereby agrees to give Bank a first right of refusal to match the terms proposed by any other lender. Upon receipt of a signed commitment letter from another financial institution, Borrower shall deliver a copy to Bank. Bank shall then have ten (10) business days from the date of actual receipt to notify Borrower that Bank is willing to match all material terms contained in the commitment letter; provided, however, that Bank shall have at least twenty
(20) days from the date of Bank's notice to Borrower of its willingness to match the terms to "close," notwithstanding any language in the commitment letter to the contrary.

        XIII. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

              A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION

HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

              B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         XIV. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          XV. YEAR 2000 REPRESENTATIONS AND WARRANTIES.

              (A) Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

              (B) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower to its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

              (C) Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                          BANK:

Insurance Management Solutions Group, Inc.               NationsBank, N.A.
a Florida corporation

By: /s/  Kelly K. King                   (Seal)    By: /s/ Linda Kibbe Mace                (Seal)
    -------------------------------------                  --------------------------------
         Kelly K. King, CFO                                Linda Kibbe Mace, Vice President

         [Corporate Seal]

Insurance Management Solutions, Inc.
a Florida corporation

By: /s/ Kelly K. King                    (Seal)
    -------------------------------------
        Kelly K. King, CFO

        [Corporate Seal]

Geotrac of America, Inc., a Florida corporation

By: /s/ Kelly K. King                    (Seal)
    -------------------------------------
        Kelly K. King, CFO

        [Corporate Seal]

IMS Direct, Inc., a Florida corporation

By: /s/ Kelly K. King                    (Seal)
    -------------------------------------
        Kelly K. King, CFO

        [Corporate Seal]

Colonial Claims Corporation, a Florida corporation

By: /s/ Kelly K. King                    (Seal)
    -------------------------------------
        Kelly K. King, CFO

        [Corporate Seal]

                                  Exhibit "A"
                           Borrowing Base Certificate

[GRAPHIC OMITTED]                                       Borrowing Base Agreement
--------------------------------------------------------------------------------
         1. Borrowing Base   The aggregate principal amount of all amounts from
time to time advanced pursuant to the terms of that promissory note dated June 11, 1999 in the principal amount of $12,000,000(the "Note") shall not exceed the Maximum Amount.

         "Maximum Amount" shall mean the lesser of $12,000,000 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 2 Times EBITDA where EBITDA is the accumulated previous four quarters EBITDA of IMSG, subsidiaries and acquired subsidiaries.

         Previous Four Quarter EBITDA
         Quarter 1 _____________plus
         Quarter 2 _____________plus
         Quarter 3 _____________plus
         Quarter 4 _____________,

         A. Equals Total EBITDA                               (A)______________

         B. Multiplied by 2,  cap of $12,000,000              (B)______________

         C. Total Interest Bearing Debt Outstanding           (C)______________

         D. Availability  (Line B less Line C)                (D)______________

         Mandatory Payment   In the event the aggregate principal outstanding
balance of advances under the Note exceed the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Note below the Maximum Amount.

Borrower:  Insurance Management Solutions Group, Inc and subsidiaries

By: __________________________________________________________(Seal)
Name: ________________________________________________________
Title: _______________________________________________________

                                  Exhibit "B"
                             Compliance Certificate

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to Section IV. B.4. of the Loan Agreement dated as of June 11, 1999 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Insurance Management Solutions Group, Inc., a Florida corporation, Insurance Management Solutions, Inc., a Florida corporation, Geotrac of America, Inc., a Florida corporation, IMS Direct, Inc., a Florida corporation, Colonial Claims Corporation, a Florida corporation, and any and all Subsidiaries, existing now or acquired in the future (collectively, the "Borrower") and NationsBank, N.A. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Loan Agreement.

         The undersigned, being the duly elected, qualified and acting ______________ of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

         1. He or she is the _____________ of the Borrower and that, as such, he or she is authorized to execute this certificate on behalf of the Borrower.

         2. As of ________________, 19____:

            (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates;

            (b) The Borrower's Interest Bearing Debt to EBITDA was ______to 1.0 as computed on Attachment 1 hereto;

            (c) Borrower's ratio of Total Liabilities to Tangible Net Worth was __________ to 1.0 as computed on Attachment 4 hereto;

            (f) Borrower's Fixed Charge Coverage ratio was ________ to 1.0 as computed on Attachment 5 hereto;

            (g) Aggregate annual dividends were equal to $___________ and Interest Bearing Debt/EBITDA was less than 1.0 to 1.0.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 19____.

                                                  By: __________________________
                                                  Title: _______________________

                                  ATTACHMENT 1

                                                   Period Ending _______________

Ratio of Interest Bearing Debt/EBITDA

1. Interest Bearing Debt
   (a) period ending                                                 $__________

2. EBITDA
   (a) quarter ending,                           plus
   (b) quarter ending,                           plus
   (c) quarter ending,                           plus
   (d) quarter ending                                       =        $__________

3. Ratio Interest Bearing Debt to EBITDA    =               ____________________

Required ratio is Less than 2.0x.

                                  ATTACHMENT 2

                                                       Period Ending ___________

Ratio of Total Liabilities to
Tangible Net Worth

         1. Total Liabilities:   $_____________

         2. Tangible Net Worth:  $______________

Ratio: Total liabilities to Tangible Net Worth  =  ______ to  1.0.

Required Ratio: Less than 1.0 to 1.0

                                  ATTACHMENT 3

                                                       Period Ending: __________

Fixed Charge Coverage Ratio

1. Aggregate of net income plus

   (a) Depreciation                                                 $___________
   (b) Amortization                                                 $___________
   (c) Interest Expense                                             $___________
   (d) Lease Expense                                                $___________
   (e) Taxes                                                        $___________
   (f) Capital Contributions made in cash                           $___________

Less
   (g) Distributions                                                $___________

   =                                                                $___________

2. Fixed Charges

   Leases and Rent, plus                                            $___________

   Interest Expense, plus                                           $___________
   Current Maturities on Long Term Debt                             $___________
                                                            =

                                                                    $___________

   Fixed Charges Ratio = ____________

Required Ratio: not less than 2.5  to 1.0